Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Partners of
Crosstex Energy, L.P.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-107025 and 333-127645) and Forms S-3 (Nos. 333-128282 and 333-116538) of Crosstex Energy, L.P. of our report dated November 11, 2005, with respect to the balance sheet of Crosstex Energy GP, L.P. as of December 31, 2004, which report appears herein this Form 8-K of Crosstex Energy, L.P.
KPMG LLP
Dallas, Texas
November 14, 2005